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                                                                     EXHIBIT 4.4

                             OREGON BAKING COMPANY,
                                DBA MARSEE BAKING


                                       AND


                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.





                                WARRANT AGREEMENT

                         DATED __________________, 1999






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                                WARRANT AGREEMENT



               WARRANT AGREEMENT, dated as of _____________________, 1999, by and between OREGON BAKING COMPANY, dba MARSEE BAKING, an Oregon corporation (the "Company"), and CHASE MELLON SHAREHOLDER SERVICES, L.L.C., a New Jersey limited liability company, as warrant and transfer agent (hereinafter called the "Warrant Agent").

               WHEREAS, the Company proposes to issue and sell to the public (the "Public Offering") up to 2,012,500 shares of Common Stock, no par value (hereinafter referred to as "Common Stock" or "Common Shares"), and up to 2,012,500 Redeemable Common Stock Purchase Warrants to purchase a share of Common Stock at $5.50 per share (the "Warrant") (including the underwriter's over-allotment options granted to Barron Chase Securities, Inc., the Company's underwriter (the "Underwriter")); and

               WHEREAS, the Company desires to appoint the Warrant Agent to act on behalf of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Warrants, and the Warrant Agent is willing to accept such appointment;

               WHEREAS, the Public Offering has been registered under a Registration Statement on Form SB-2 (File No. 33-77551) and declared effective by the Securities and Exchange Commission (the "SEC" or "Commission") on ___________, 1999 (the "Effective Date").

               NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as Agent for the Company in accordance with the terms, conditions and instructions provided in this Agreement, and the Warrant Agent hereby accepts such appointment.

SECTION 2. FORM OF WARRANT. The text of the Warrant and of the form of election to purchase Common Shares, as shall be printed on the reverse side of the Warrant Certificate, is substantially as set forth respectively in Exhibit A attached hereto. The per share Exercise Price (as hereinafter defined) and the number of Common Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman, President, Chief Executive Officer or Executive Vice President of the Company, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.


                                                               Warrant Agreement
                                                                          Page 1
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The Warrants will be dated as of the date of issuance by the Warrant Agent either upon initial issuance or upon transfer or exchange.

SECTION 3. COUNTERSIGNATURE AND REGISTRATION. The Warrant Agent shall maintain books for the transfer and registration of Warrants. Upon the initial issuance of the Warrants and delivery to the Warrant Agent of all necessary information, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof. The Warrants shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

SECTION 4. TRANSFERS AND EXCHANGES. The Warrant Agent shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be delivered by the Warrant Agent. Warrants so canceled shall be delivered by the Warrant Agent to the Company from time to time upon request. Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Common Shares.

SECTION 5. RIGHTS OF REDEMPTION BY COMPANY. The Warrants are redeemable by the Company at a price of $0.25 per Warrant commencing on the "Effective Date", upon 30 days' prior written notice by the Company if the closing bid of the Company's Common Stock, as reported on the Nasdaq SmallCap Market or as reported on a national or regional securities exchange for 30 consecutive trading days ending within 10 days of the notice of redemption, averages in excess of $10.00 per share, subject to adjustment. Prior to the first anniversary of the Effective Date, the Warrants will not be redeemable by the Company without the written consent of the Underwriter. If the Company exercises the right to redeem the Warrants, the Warrants will be exercisable until the close of business on the date for redemption fixed in the notice of redemption. In that event, any holder of a Warrant may either (i) exercise the Warrant and pay the Exercise Price prior to the redemption date specified in the Notice of Call, or (ii) accept the redemption price in consideration for cancellation of the Warrant. Any Warrants not either converted or tendered back to the Company by the end of the date specified in the Notice of Call, will be entitled only to the redemption price of such Warrants, if redeemed, and the holder thereof shall have forfeited his right to so exercise.

SECTION 6. EXERCISE OF WARRANTS. Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right which may be exercised through the fifth



                                                               Warrant Agreement
                                                                          Page 2
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anniversary of the Effective Date, at the close of business on
_________________, 2004 to purchase from the Company (and the Company shall issue and sell to such registered holder of Warrants) the number of fully paid and non-assessable Common Shares specified in such Warrants, upon surrender to the Company at the office of the Warrant Agent of such Warrants, with the form of election to purchase duly and properly filled in and signed, and upon payment to the order of the Company of the Exercise Price, determined in accordance with Sections 10 and 11 herein, for the number of shares in respect of which such Warrants are then exercised. Payment of such Exercise Price shall be made in cash or by certified check or bank draft or postal or express money order payable, in United States dollars, to the order of the Company. No adjustment shall be made for any dividends on any Common Shares issuable upon exercise of a Warrant. Subject to Section 7, upon such surrender of Warrants, and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the largest number of whole Common Shares so purchased upon the exercise of such Warrants. The Company shall not be required to issue any fraction of a share of Common Stock or make any cash or other adjustment except as provided in Section 12 herein, in respect of any fraction of a Common Share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrants and payment of the Exercise Price as provided herein; provided, however, that if, at the date of surrender of such Warrants and payment of such Exercise Price, the transfer books for the Common Shares or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such shares; provided, further, however, that the transfer books aforesaid, unless otherwise required by law or by applicable rule of any national or regional securities exchange, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for part only of the shares specified therein and, in the event that any Warrant is exercised in respect of less than all of the shares specified therein at any time prior to the date of expiration of the Warrant, a new Warrant or Warrants will be issued to such registered holder for the remaining number of shares specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section during the Warrant exercise period, and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

SECTION 7. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Common Shares issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes or governmental charges which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Common Shares in a name other than that of the registered holder



                                                               Warrant Agreement
                                                                          Page 3
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of Warrants in respect of which such shares are issued, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for Common Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or charge or has established to the Company's or Warrant Agent's satisfaction that such tax has been paid.

SECTION 8. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

SECTION 9. RESERVATION OF COMMON SHARES. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Common Shares, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the Transfer Agent for the Common Shares and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company agrees that all Common Shares issued upon exercise of the Warrants shall be, at the time of delivery of the certificates for such Common Shares, validly issued and outstanding, fully paid and non-assessable and listed on any national or regional securities exchange or included for membership in any interdealer quotation system upon which the other Common Shares are then so listed. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Shares and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time such Transfer Agent for stock certificates required to honor outstanding Warrants. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company, and such canceled Warrants shall constitute sufficient evidence of the number of Common Shares which have been issued upon the exercise of such Warrants. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of Warrants then outstanding, and thereafter no Common Shares shall be subject to reservation in respect to such Warrants which shall have expired.

SECTION 10. WARRANT PRICE. The Exercise Price at which Common Stock shall be purchasable shall be $5.50 per whole share. No fractional shares shall be issued.


                                                               Warrant Agreement
                                                                          Page 4
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SECTION 11. ADJUSTMENTS. Subject and pursuant to the provisions of this Section
11, the Exercise Price and number of Common Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

        11.1 Adjustment for Dividends, Subdivisions, Combinations or Reclassifications; Adjustment for Issuance of Certain Stock.

        In case the Company shall (a) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company; then, and in each such case, the per share Exercise Price and the number of Warrants in effect immediately prior to such action shall be adjusted so that the registered holders of the Warrants shall be entitled to receive the number and kind of shares of the Company which such holders would have owned immediately following such action had the Warrants been exercised immediately prior thereto. In case the Company shall sell shares of Common Stock (or other securities convertible into or exercisable for Common Stock), at a price per share or share equivalent below the lesser of the then-applicable exercise price of the Warrant or the then-current market price of the Common Stock; then the Exercise Price in effect immediately prior to such action shall be adjusted to equal such price per share or share equivalent. An adjustment made pursuant to this Section shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification or the issuance of shares or share equivalents. If, as a result of an adjustment made pursuant to this Section, the registered holders of the Warrants shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such class of capital stock.


        Immediately upon any adjustment of the Exercise Price pursuant to this Section, the Company shall send written notice thereof to the Warrant Agent and to the shareholders, as provided in Section 13.


        11.2    Adjustment For Reorganization, Merger or Consolidation.


        In case of any reorganization of the Company or consolidation of the Company with, or merger of the Company with, or merger of the Company into, another entity (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the entity formed by such consolidation or merger shall execute and deliver to Warrant Agent a supplemental Warrant Agreement providing that the registered holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder




                                                               Warrant Agreement
                                                                          Page 5
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of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such reorganization, consolidation, merger, conveyance, sale or transfer. Such supplemental Warrant Agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 11. The Company shall not effect any such consolidation, merger, or similar transaction as contemplated by this paragraph, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing, receiving, or leasing such assets or other appropriate entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the registered holders, such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase, and to perform the other obligations of the Company under this Agreement. The above provision of this Subsection shall similarly apply to successive consolidations or successively whenever any event listed above shall occur.


        11.3    Adjustment in Number of Securities.

        Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 11, the number of securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

        11.4    No Adjustment of Exercise Price in Certain Cases.

        No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than 5 cents ($0.05) per Common Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 5 cents ($.05) per Common Share.

        11.5    Liquidation, Dissolution, or Winding Up

        In the event the Company adopts a resolution for the liquidation, dissolution, or winding up of the Company's business, the Company will give written notice of such adoption of a resolution to the registered holders of the Warrants pursuant to Section 13. Thereupon all liquidation and dissolution rights under the Warrants will terminate at the end of thirty (30) days from the date of the notice to the extent not exercised within those thirty (30) days.


                                                               Warrant Agreement
                                                                          Page 6
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        11.6 No Adjustment Related to Non-Stock Dividends and to the Exercise of
Warrants, Underwriter Warrants or other Outstanding Options or Warrants

        Anything hereinabove to the contrary notwithstanding, no adjustment of the Exercise Price or in the number of Common Shares subject to any Warrant shall be made upon (i) the payment of dividends (other than stock dividends) on the Common Stock or (ii) the issuance or sale by the Company of any Common Shares (a) pursuant to the exercise of any warrants which may be issued by the Company (b) pursuant to any underwriting agreement between the Company and any underwriter (including the Underwriter), (c) pursuant to the issuance of shares of Common Stock upon exercise of any of the Warrants, (d) pursuant to any existing stock option plan or any such plan which may be adopted by the Company, or (e) otherwise in connection with any issuance of securities by the Company, except as specifically identified herein.

        11.7 Miscellaneous

        On the effective date of any new Exercise Price the number of shares as to which any Warrant may be exercised shall be increased or decreased so that the total sum payable to the Company on the exercise of such Warrant shall remain constant.

        The form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof; and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

SECTION 12. FRACTIONAL INTEREST. The Company shall not be required to issue certificates representing fractions of Common Shares upon the exercise of the Warrants, nor shall it be required to issue script or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests may be eliminated, at the Company's option, by rounding any fraction up to the nearest whole number of Common Shares or other securities, properties or rights, or in lieu thereof paying cash equal to such fractional interest multiplied by the current value of a share of Common Stock. The Warrant Agent shall have no duty or obligation with respect to this Section 12 unless and until it has received specific instructions (and sufficient cash, if required) from the Company with respect to its duties and obligations under such Section.

SECTION 13. NOTICES TO WARRANT HOLDERS.

        13.1 Notice to Warrant Agent Upon Adjustment

        Upon any adjustment of the Exercise Price and the number of shares issuable on exercise of a Warrant, then and in each such case the Company shall give written notice thereof to the



                                                               Warrant Agreement
                                                                          Page 7
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Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Warrant Agent shall be fully protected in relying on any such notice and on any adjustment therein contained and shall have no duty with respect to and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such notice.

        13.2 Additional Information


        The Company shall cause to be sent by first-class mail, postage prepaid, to each registered holder of Warrants at his or her address appearing on the Warrant register as of the record date: (i) all written notices of any adjustment of the Exercise Price and (ii) copies of all financial statements and reports, proxy statements and other documents as it shall send to its shareholders.


SECTION 14. DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS.

        14.1 The Warrant Agent shall forward promptly to the Company, with respect to Warrants exercised, the funds which will be deposited in a special account in a bank designated by the Company for the benefit of the Company, for the purchase of Common Shares through the exercise of such Warrants.

        14.2 The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

SECTION 15. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation or company which may succeed to the business of the Warrant Agent by any merger or consolidation or otherwise to which the Warrant Agent shall be a party, shall be the successor Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation or company would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

                  In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and



                                                               Warrant Agreement
                                                                          Page 8
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in case at that time any of the Warrants shall not have been countersigned, the
Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.


SECTION 16. DUTIES OF WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

                (a) The statements of fact and recitals contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

                (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.


                (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.


                (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.


                (e) The Company agrees (i) to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent hereunder, (ii) to reimburse the Warrant Agent for all expenses, disbursements, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the preparation, execution, delivery, amendment and administration of this Agreement and (iii) to indemnify the Warrant Agent and save it harmless against any and all expenses and liabilities, including, but not limited to damages, fines, penalties, claims, demands, settlements, judgments, costs and reasonable counsel fees, for any action taken, suffered or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement except as a result of the Warrant Agent's gross negligence or bad faith (as finally determined by a court of competent



                                                               Warrant Agreement
                                                                          Page 9
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                        jurisdiction). The indemnity provided herein shall
                        survive the termination of this Agreement and the termination and the expiration of the Warrants. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.


                (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.


                (g) The Warrant Agent and any shareholder, director, affiliate, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.


                (h) The Warrant Agent's duties shall be determined solely by the express provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith, each as finally determined by a court of competent jurisdiction. Anything to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage. Any liability of the Warrant Agent under this Agreement will be limited to the amount of fees paid by the Company to the Warrant Agent.

                (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be



                                                               Warrant Agreement
                        answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from such neglect or misconduct, absent gross negligence or bad faith in the selection and continued employment thereof.


                (j) Any request, direction, election, or order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its President or an Executive Vice President or its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

                (k) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not assured to it.

SECTION 17. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to the holders of the Warrants notice by mailing such notice to holders at their addresses appearing on the Warrant register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and by like mailing of notice to the holders of the Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or by such court, shall be a bank, or trust company or active transfer agent, in good standing, incorporated under the laws of a state of the United States of America, or the laws of the United States of America. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent all canceled Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file or mail any notice provided by this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

                                                               Warrant Agreement

SECTION 18. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any Transfer Agent for the Common shares or of any subsequent transfer agent for Common Shares or other shares of the Company's capital stock issuable upon exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent. The Warrant Agent hereby acknowledges that it is, at the time of execution hereof, the Transfer Agent, and waives any statement required herein with respect thereto.

SECTION 19. NOTICES. Any notice pursuant to this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                  Oregon Baking Company, dba Marsee Baking
                  2287 NW Pettygrove
                  Portland, Oregon 97210
                  Attn: Chief Financial Officer

with a copy to:

                  Thomas P. Palmer, Esq.
                  Tonkon Torp LLP
                  888 SW Fifth Avenue, Suite 1600
                  Portland, Oregon 97204

Any notice pursuant to this Agreement to be given or made by the Company or by the registered holder of any Warrant to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                  Chase Mellon Shareholders Services, Inc.
                  520 Pike Street, Suite 1220
                  Seattle, Washington 98101
                  Attn: Joe Campbell

with a copy to:

                  Jeffrey E. Seadschlag, Vice President
                  Chase Mellon Shareholder Services, Inc.
                  400 S. Hope Street, 4th Floor
                  Los Angeles, California 90071
                                                               Warrant Agreement

SECTION 20. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Warrant Agent or the holders of Warrants.


SECTION 21. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.


SECTION 22. OREGON CONTRACT. This Agreement shall be deemed to be a contract made under the laws of the State of Oregon and for all purposes shall be construed in accordance with laws of said state; provided, however, that all provisions regarding the rights, duties and obligations of the Warrant Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

SECTION 23. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or entity other than the Company, the Warrant Agent and the registered holders of the Warrant any legal or equitable right, remedy or claim under this Agreement; this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.


SECTION 24. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall be considered an original.

SECTION 25. EFFECTIVENESS. This Agreement shall be deemed binding, and, therefore, in effect, as of and subject to the effective date of the Registration Statement for the Public Offering.
                                                               Warrant Agreement

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                             OREGON BAKING COMPANY, dba
                             MARSEE BAKING



                             ---------------------------------------------------
                             Raymond W. Lindstrom
                             Chairman, President and Chief Executive Officer

                             CHASE MELLON SHAREHOLDER SERVICES, L.L.C.


                             ---------------------------------------------------
                             By:
                                ------------------------------------------------
                             Its:
                                ------------------------------------------------


                                                               Warrant Agreement

                                    EXHIBIT A

                                 FORM OF WARRANT
                                  [Front Side]

This certifies that ________________________________, or registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from Oregon Baking Company, doing business as Marsee Baking (the "Corporation"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement more fully described hereinafter (the "Warrant Agreement"), one fully paid and non-assessable share of Common Stock, no par value, of the Corporation ("Common Stock") upon presentation and surrender of this Warrant Certificate with a completed form of subscription to be executed upon exercise of Warrant (appearing on the reverse), at any time prior to 5:00 pm, Pacific Time, on ____________, 2004 or, if such Warrant is redeemed as provided in the Warrant Agreement, at any time prior to the effective time of such redemption, at the stock transfer office in Seattle, Washington of ChaseMellon Shareholder Services, LLC ("Warrant Agent"), or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Corporation, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful currency of the United States of America to the order of the Corporation. Each Warrant initially entitles the holder to purchase one share of Common Stock for $5.50. The number and kind of securities of other property for which the Warrants are exercisable are subject to further adjustment in certain events, such as mergers, splits, stock dividends, recapitalizations and the like, to prevent dilution. The Corporation may redeem, upon 30 days' notice, any or all outstanding and unexercised Warrants at any time if the Daily Price has exceeded $10.00 for 30 consecutive trading days ending within 10 days of the notice of redemption at a price equal to $0.25 per Warrant. For the purpose of the foregoing sentence, the term "Daily Price" shall mean, for any relevant day, the closing bid price of the Corporation's Common Stock on that day, as reported in the Nasdaq SmallCap Market or as reported on a national or regional exchange on which the Common Stock is listed. All Warrants not theretofore exercised or redeemed will expire on ________________, 2004.

        Reference is hereby made to the additional provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth herein.

        The Corporation shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax or governmental charge which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax or charge being payable by the holder of this Warrant Certificate at the time of surrender.


                                                                       Exhibit A

        This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent

        WITNESS the facsimile signatures of its duly authorized officers of the Corporation.

Dated:

OREGON BAKING COMPANY, dba MARSEE BAKING


By:                                         By:
   ---------------------------------------     ---------------------------------
               President                       Secretary




COUNTERSIGNED:

CHASEMELLON SHAREHOLDER SERVICES, LLC

By:                                    , Warrant Agent
   -----------------------------------
       Authorized Signature


                                                                       Exhibit A

                                 [REVERSE SIDE]

        This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated _______________________ ("Warrant Agreement"), between the Corporation and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Corporation and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Corporation at 2287 NW Pettygrove, Portland, Oregon 97210.

        The Corporation shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but may make adjustment therefore in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

        In certain cases, the sale of securities by the Corporation upon exercise of Warrants may violate the securities laws of the United States, certain states thereof or other jurisdictions. The Corporation has agreed to use its best efforts to cause a registration statement to continue to be effective during the term of the Warrants with respect to such sales under the Securities Act of 1933, and to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Corporation will not be required to honor the exercise of Warrants if, in the opinion of the Corporation, upon advice of counsel, the sale of securities upon such exercise would be unlawful.

        This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate office of the Corporation, may be exchanged for another Warrant Certificate or Certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Corporation which may at any time be issuable on the exercise hereof for any purpose whatever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter


                                                                       Exhibit A
submitted to shareholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consideration, conveyance or otherwise) or to receive notice of meetings or other actions affecting shareholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have been delivered as provided in the Warrant Agreement.

        If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Corporation's Common Stock or other class of stock purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed for any purpose, the Corporation shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

        Every holder of this Warrant Certificate, by accepting the same, consents and agrees with the Corporation, the Warrant Agent, and with every other holder of a Warrant Certificate that:

        (a) this Warrant Certificate is transferable on the transfer books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement; and

        (b) the Corporation and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Corporation or the Warrant Agent) for all purposes whatever, and neither the Corporation nor the Warrant Agent shall be affected by any notice to the contrary

                                                                       Exhibit A

                                PURCHASE WARRANT
                                SUBSCRIPTION FORM

              SUBSCRIPTION TO BE EXECUTED UPON EXERCISE OF WARRANT

c/o ChaseMellon Shareholder Services, LLC
    520 Pike Street, Suite 1220
    Seattle, Washington  98101

    The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM    -- as tenants in common                          UNIF GIFT MIN ACT -- _________________ Custodian________________
    TEN ENT    -- as tenants by the entireties                                           (Cust.)                   (Minor)
    JT TEN     -- as joint tenants with right of                                             under Uniform Gifts to Minors Act
                  survivorship and not as tenants in common                              ______________________________ (State)
    COM PROP   -- as community property                         UNIF TRF MIN ACT -- _________________ Custodian (until age ____)
                                                                                         (Cust.)
                                                                                    _________ under Uniform Gifts to Minors Act
                                                                                     (Minor)
                                                                                    to Minors Act _____________________ (State)

    Additional abbreviations may also be used, thought not in the above list.

The undersigned holder of the within Warrant hereby (1) irrevocably elects to exercise the right to purchase represented by the within Warrant for, and to purchase hereunder, shares of Common Stock which the undersigned is entitled to purchase thereunder, (2) tenders $_____________ as full payment of the Exercise Price called for by the Warrant Agreement, and (3) directs that the Certificates for such shares be issued as set forth below.

    Name in which shares are to be issued: _____________________________________
    (if other than to the undersigned)     _____________________________________
    Address                                _____________________________________

If the number of shares shall not be all the shares purchasable thereunder, a new Warrant Certificate for the balance of the shares purchasable under the within Warrant shall be delivered to the undersigned holder at the address set forth below:

DATED:                                   Signature of Holder:
      ------------------------                                ---------------------------
Social Security or other identifying     Signature Guaranteed:
number:_________________________         Name (please print):
                                                              ---------------------------
                                         Address:
                                                 ----------------------------------------

                                                 ----------------------------------------


                                              Purchase Warrant Subscription Form

                                   ASSIGNMENT



                                     NOTICE

        The signature to the foregoing Subscription must correspond to the name(s) of the registered holder(s) of the within Warrant in every particular, without alteration or any change whatsoever.

--------------------------------------------------------------------------------

           FORM OF ASSIGNMENT TO BE EXECUTED UPON TRANSFER OF WARRANT

FOR VALUE RECEIVED _________________hereby sells, assigns and transfer to ________________________________Social Security or other identifying number
__________________the within Warrant, together with all rights, title and interest herein, and does hereby irrevocably constitute and appoint ___________________________________ attorney to transfer such Warrant on the warrant register of the Corporation with full power of substitution.

Dated:                    Signature of Transferor:
       ---------------                            ------------------------------

Address of Transferee:    Signature Guaranteed:
                                                --------------------------------
---------------------
---------------------
                                     NOTICE

The signature to the foregoing Assignment must correspond to the name(s) as written upon the face of the within Warrant in every particular, without alteration or any change whatsoever, and should be guaranteed by a commercial bank or trust Corporation having an office or correspondent in the United States or by a member firm of a registered national securities exchange or the National Association of Securities Dealers, Inc.

--------------------------------------------------------------------------------


                                                                      Assignment
                                                                          Page 1